Exhibit 10.1

FIRST AMENDMENT TO THE

WADDELL & REED FINANCIAL, INC. 1998 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED

Waddell & Reed Financial, Inc. (the “Company”) previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated, as further amended effective on each of December 12, 2002, January 16, 2003 (which January 16, 2003 amendment was submitted to and approved by the Company’s stockholders at the Company’s 2003 Annual Meeting of Stockholders), January 1, 2004, October 14, 2004 and October 15, 2005 (as amended, the “Plan”). Pursuant to the powers reserved in the Plan and subject to the approval of the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders, the Plan is amended effective January 18, 2007 as follows.

1.

Section 1 of the Plan is hereby amended by (a) deleting the definitions of “Incentive Stock Option” and “Non-Qualified Stock Option”, (b) deleting the parenthetical “(other than an Incentive Stock Option)” from the definition of “Performance Award”, (c) replacing references to “Section 5(n)” with “Section 5(m)” in the definitions of “SORP” and “SORP Option”, and (d) deleting the definition of “Stock Option” and replacing it with the following:

                “Stock Option” means an option to purchase Shares granted pursuant to Section 5 that is not intended to be, nor designated as, an “incentive stock option” within the meaning of Section 422 of the Code.”

2.	Section 2(b) of the Plan is hereby amended and restated as follows:

“(b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, or a combination of the foregoing, are to be granted hereunder;”

3.

Section 3 of the Plan is hereby amended by (a) deleting the last sentence of the first paragraph, (b) deleting the third paragraph, (c) deleting item (iv) in the fourth paragraph, and (d) renumbering item (v) in the fourth paragraph as item (iv).

4.	Section 4(a) of the Plan is hereby amended by deleting the second sentence.

5.	Section 5 of the Plan is hereby amended by deleting the first sentence of the second paragraph and replacing it with the following:

“The Committee shall have the authority to grant any consultant, officer or key employee Stock Options (with or without Stock Appreciation Rights).”

6.	Section 5(b) of the Plan is hereby amended and restated as follows:

“(b) Option Term. The term of each Stock Option shall be fixed by the Committee.”

7.	Section 5(c) of the Plan is hereby amended by deleting the following language: “Subject to Section 5(l) with respect to Incentive Stock Options,”.

8.	Section 5(e) of the Plan is hereby amended by (a) deleting the word “Non-Qualified” in the first, second and third sentences, and (b) deleting the last sentence.

9.	Section 5(g) of the Plan is hereby amended by deleting the last sentence.

10.	Section 5(h) of the Plan is hereby amended by deleting the last sentence.

11.	Section 5 of the Plan is hereby amended by (a) deleting Section 5(l), and (b) renumbering Section 5(m) as Section 5(l) and deleting the word “Non-Qualified” each place it appears therein.

12.	Section 6(a) of the Plan is hereby amended by deleting the penultimate sentence.

13.	Section 7(a) of the Plan is hereby amended and restated as follows:

                “(a)         Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan either at or after the time of the grant of such Stock Option.”

14.	Section 7 of the Plan is hereby amended by (a) deleting Section 7(b)(v) and (b) renumbering Section 7(b)(vi) as Section 7(b)(v).

15.	Section 10 of the Plan is hereby amended by deleting the words “and 422” in the second paragraph.

16.	Section 11(d) of the Plan is hereby amended by deleting clause (i) thereof.

17.	Section 15 of the Plan is hereby deleted.

18.	Except as hereby amended, the Plan shall remain in full force and effect.